As filed with the Securities and Exchange Commission on
                            May 23, 2002
                                            Registration No. 333-87756_
=======================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                              ___________
                            AMENDMENT NO. 1
                                   TO
                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                             ___________
                             ELDERTRUST
       (Exact name of registrant as specified in its charter)
           Maryland                            23-2932973
 (State or other jurisdiction of           (I.R.S. employer
  incorporation or organization)           identification no.)

                   101 East State Street, Suite 100
                      Kennett Square, PA  19348
           (Address, including zip code, and telephone number,
    including area code, of registrant's principal executive offices)
                         D. Lee McCreary, Jr.
                  President, Chief Executive Officer,
                       Chief Financial Officer,
                       Treasurer and Secretary
                              ElderTrust
                   101 East State Street, Suite 100
                       Kennett Square, PA  19348
                            (610) 925-4200
        (Name, address, including zip code, and telephone number,
               including area code, of agent for service)
                             ___________
                             Copies to:
                     J. Warren Gorrell, Jr., Esq.
                      George P. Barsness, Esq.
                       Hogan & Hartson L.L.P.
                     555 Thirteenth Street, N.W.
                     Washington, D.C. 20004-1109
                            (202) 637-5600
     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _
                             ______________
=========================================================================
     The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay the effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=========================================================================

RED HERRING:

The information in this prospectus is not complete and may be changed. The selling shareholders identified herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




               Subject to Completion, dated May 23, 2002
Prospectus


                             130,349 Shares
                               ELDERTRUST
                  COMMON SHARES OF BENEFICIAL INTEREST
                              ___________

     The persons and entities listed in this prospectus, whom we refer to as the "selling shareholders," may use this prospectus to offer and sell up to 130,349 of our common shares of beneficial interest from time to time. We are registering these shares for offer and sale as required under the terms of a registration rights agreement between the selling shareholders and us. Our registration of the offered shares does not mean that any of the selling shareholders will offer or sell any of the shares. We will receive no proceeds of any sales of the offered shares by the selling shareholders, but we will incur expenses in connection with the offering.

     The selling shareholders may sell the offered shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The selling shareholders may sell the offered shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

     Our common shares are listed on the New York Stock Exchange under the trading symbol "ETT."

     Investing in the offered shares involves risks.  You should carefully read the risk factors described in our 2001 Annual Report on Form 10-K filed on March 20, 2002, which is incorporated by reference in this prospectus.
___________

     You should read this prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is _________ ___, 2002




                           ABOUT ELDERTRUST

     We are a self-managed and self-administered real estate investment trust that invests principally in senior housing and other healthcare facilities, primarily skilled nursing facilities, assisted and independent living facilities and medical and other office buildings.
We were formed in the State of Maryland on September 23, 1997 and began operations upon completion of our initial public offering on January 30, 1998.

     We conduct all of our operations through ElderTrust Operating Limited Partnership, which we refer to as "ET Partnership." We are the sole general partner of ET Partnership. At December 31, 2001, we owned a 94.9% interest in ET Partnership. At that date, ET Partnership's consolidated assets consisted primarily of a diversified portfolio of 23 healthcare properties.

     Genesis Healthcare Ventures, Inc., which recently emerged from bankruptcy, is our principal tenant.

     Our principal executive offices are located at 101 East State Street, Suite 100, Kennett Square, PA 19348, and our telephone number is (610) 925-4200.

                              RISK FACTORS

     See our 2001 Annual Report on Form 10-K filed on March 20, 2002, for a discussion of material risks associated with an investment in our company.

                         ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see the agreement or document for a complete description of these matters.
You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

     This prospectus provides you with a general description of the offered shares. Each time a selling shareholder sells any of the offered shares, the selling shareholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement also may add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below.


                                    2

                     WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

                         Public Reference Room
                         450 Fifth Street, N.W.
                               Room 1024
                         Washington, D.C. 20549

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the filings listed below, which we have previously filed with the SEC, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. All of these filings, which contain important information about us, are considered a part of this prospectus.

ElderTrust SEC Filings (File No. 1-13807):

2001 Annual Report on Form 10-K        Filed on March 20, 2002
Quarterly Report on Form 10-Q          Filed on May 14, 2002
Current Reports on Form 8-K            Filed on May 23, 2002 and
                                        February 26, 2002
Registration Statements on Form 8-A    Filed on January 20, 1998,
                                        setting forth the description
                                        of our common shares, including
                                        any amendments or reports filed
                                        for the purpose of updating such
                                        description.
                                       Filed on October 20, 1999, setting
                                        forth the description of our
                                        shareholder rights plan,
                                        including any amendments or
                                        reports filed for the purpose
                                        of updating such description.


                                    3

     You can obtain copies of any of the documents incorporated by reference in this document from us or through the SEC or the SEC's website, described above. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document or any document incorporated by reference in this document. You may obtain documents incorporated by reference in this document by writing us at the following address or calling us at the telephone number listed below:

                               ELDERTRUST
                   101 East State Street, Suite 100
                      Kennett Square, PA  19348
                        Attention: Secretary
                           (610) 925-4200

              A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     We make forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future results of operation. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from current expectations reflected in the forward-looking statements in this document include, among others, the risk factors discussed in the filings made by us with the SEC that are identified above and incorporated in this document by reference.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                            USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common shares covered by this prospectus.

                       THE SELLING SHAREHOLDERS

     The following table provides the names of and the number and percentage of common shares beneficially owned by each selling shareholder at April 30, 2002, the number of common shares issued or that may be issued to each selling shareholder upon redemption of ET Partnership units of limited partnership interest and subsequently sold by the selling shareholder under this prospectus and the number and percentage of common shares to be beneficially owned be each selling shareholder after completion of the offering. The number of shares beneficially owned before the offering represents the number of common shares the selling shareholder holds plus the number of common shares issued or issuable upon redemption of ET Partnership units held by the selling shareholder plus the number of options to purchase common shares which are exercisable within 60 days of April 30, 2002. The post-offering figures assume each selling shareholder redeems all the ET Partnership units owned by the selling shareholder

                                    4

for common shares and sells the common shares under this prospectus. The term "selling shareholder" also includes transferees, assignees, distributees or pledgees of any person or entity identified as a selling shareholder.

     The shares of common stock offered by this prospectus may be offered from time to time by the selling shareholders named below and other selling shareholders named in supplements to this prospectus:

                     Beneficially
                         Owned
                      Before the                 Beneficially Owned
                       Offering                  After the Offering
                     ------------   Number of    ------------------
                                     Shares                 Percentage
Name of Selling       Number of      Offered    Number of    of Shares
Shareholder            Shares       Hereby(1)    Shares     Outstanding
--------------------  ---------     ---------   ---------   -----------
D. Lee McCreary,
 Jr. (2)              413,761        12,000      401,761       5.3%
David Carl Almquist     6,562         6,562            0         *
Thomas W. Balderston   18,330         8,330       10,000         *
David C. Barr          17,047        15,750        1,297         *
Richard P. Blinn        6,562         6,562            0         *
Cynthia Doyle          11,530         9,030        2,500         *
George V. Hager, Jr.   28,162        13,125       15,037         *
Richard R. Howard      20,965        20,965            0         *
Mary Ann Miller         7,102         6,562          540         *
Richard Pell, Jr.       6,562         6,562            0         *
Robert Arthur Reitz     7,102         6,562          540         *
Marc Rubinger           7,102         6,562          540         *
Debra Soutar            7,452         6,562          890         *
Joseph A. Williamson    5,215         5,215            0         *
                                   ----------
     Total                          130,349
                                   ==========
_____________________
* Less than 1%.

(1) Represents the number of common shares that we have issued or may issue to the selling shareholder on redemption of ET Partnership units owned by the selling shareholder.

(2) Mr. McCreary is our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. He also is one of our trustees. The shares reported as beneficially owned by Mr. McCreary in the above table include 205,094 common shares, 12,000 ET Partnership units and options to purchase 196,667 common shares which are presently exercisable or exercisable within 60 days of April 30, 2002.

                                    5

                          PLAN OF DISTRIBUTION

     Any of the selling shareholders may from time to time sell all or a portion of the offered shares in one or more transactions on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which our common shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares will be determined by the selling shareholders and, at the time of such determination, may be higher or lower than the market price of our common shares on the New York Stock Exchange.

     The offered shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered shares may be sold include:

     * block trades in which a broker-dealer attempts to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     * exchange distributions in accordance with the rules of the New York Stock Exchange;
     *  privately negotiated transactions; and
     *  underwritten transactions.

     In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of the offered shares for whom they may act as agents, and underwriters may sell the offered shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. When a selling shareholder elects to make a particular offer of shares covered by this prospectus, this prospectus and a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling shareholder and any other required information. We have, however, no obligation to retain any underwriter to effect the sale of the shares covered by this prospectus.

     The selling shareholders, and any underwriters, dealers or agents participating in a distribution of the offered shares, may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the offered shares by the selling shareholders, and any commissions received by any such dealers or agents, may be deemed to be underwriting commissions under the Securities Act.

     To comply with any applicable state securities laws, the offered shares may be sold only through registered or licensed brokers or dealers unless an exemption from registration or qualification is satisfied.

     We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of their own legal counsel and stock transfer and other taxes attributable to the sale of the offered shares.

                                    6

     Under agreements that may be entered into by us and any underwriters, dealers and agents who participate in the distribution of the offered shares, and their respective directors, trustees, officers, partners, agents, employees and affiliates, may be entitled to indemnification by us against specified liabilities, including liabilities, losses, claims, damages and expenses and any actions or proceedings arising under the securities laws in connection with this offering, or to contribution with respect to payments which such underwriters, dealers or agents
may be required to make in respect thereof.   We have agreed to so
indemnify each of the selling shareholders and each person who controls (within the meaning of the Securities Act or the Exchange Act) the selling shareholders. Each of the selling shareholders has agreed to indemnify us, each person who controls us (within the meaning of the Securities Act or the Exchange Act) and each of our trustees and officers, against specified losses, claims, damages, liabilities and expenses and any actions or proceedings arising under the securities laws in connection with this offering with respect to written information furnished to us by such selling shareholders.

                                EXPERTS

     The consolidated financial statements and related financial statement schedules of ElderTrust and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and the financial statements of ET Sub-Meridian Limited Partnership L.L.P. as of December 31, 2001 and
2000, and for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule, have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             LEGAL MATTERS

     In connection with this prospectus, Hogan & Hartson L.L.P.,
Washington, D.C., has provided its opinion as to the validity of the issuance of the common shares offered by this prospectus and as to our qualification as a REIT for federal income tax purposes.

                                    7

===================================   ==================================
You should only rely on the
information incorporated by
reference or provided in this
prospectus. We have authorized no
one to provide you with different
information. We are not making an
offer of the common shares in any
state where the offer is not
permitted. You should not assume
that the information in this
prospectus is accurate as of any                 130,349 Shares
date other than the date on the
front of this document.


                                                    ElderTrust



                                                 Common Shares of
                                                Beneficial Interest


Table of Contents

                            Page
                            ----
About ElderTrust              2
Risk Factors                  2
About this Prospectus         2
Where You Can Find More
  Information                 3                      PROSPECTUS
A Warning About Forward-
  Looking Statements          4
Use of Proceeds               4
The Selling Shareholders      4
Plan of Distribution          6
Experts                       7
Legal Matters                 7                    ______  __, 2002


===================================   ==================================

                                 PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee                                  $     98.40
Printing and Duplicating Expenses                          500.00
Legal Fees and Expenses                                 15,000.00
Accounting Fees and Expenses                             5,000.00
Miscellaneous                                            1,000.00
                                                      -----------
             Total                                    $ 21,598.40
                                                      ===========

Item 15. Indemnification of Trustees and Officers

     The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages, except with respect to liability resulting from (1) an actual receipt of an improper benefit or profit in money, property or services, to the extent of the amount of the benefit or profit in money, property or services actually received or (2) a judgment or other final adjudication adverse to the trustee or officer entered in a proceeding based on a finding that the trustee's or officer's action or failure to act was material to the cause of action adjudicated in the proceeding and was the result of active and deliberate dishonesty. The ElderTrust declaration of trust contains such a provision.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation
Law permits a Maryland corporation to indemnify present and former directors and officers (including any such person who, while serving in that capacity, is or was serving at the request of the corporation is a director, officer, partner, trustee, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     Under the Maryland General Corporation Law, a Maryland corporation may not, however, indemnify a director or advance expenses for a proceeding brought by the direct or against the corporation, except
(x) for a proceeding to enforce indemnification under the Maryland General Corporation Law or (y) if the charter or bylaws of the corporation, a resolution of the board of directors of the corporation or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly so provide. Also, in the case of a proceeding by or in the right of the corporation, the corporation may not indemnify in the case of a judgment of liability on the basis that a personal benefit was improperly received. In either situation described in this paragraph, a court may order indemnification only for expenses.

     As a condition to advancing expenses, a Maryland corporation must first receive (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the Maryland corporation if it shall ultimately be determined that the standard of conduct was not met.

     Under the Maryland General Corporation Law, a determination of entitlement to indemnification must by made by (1) the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were fully designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (2) special legal counsel selected by the board for a committee of the board by vote, or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or (3) shareholders.

     The ElderTrust declaration of trust provides that ElderTrust has the power, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any individual who is a present or former trustee or officer of ElderTrust or (2) any individual who, while a trustee or officer of ElderTrust and at the request of ElderTrust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made a party to the proceeding by reason of his or her status as a present or former trustee or officer of ElderTrust. The ElderTrust bylaws provide that, to the maximum extent permitted by Maryland law, ElderTrust shall indemnify such persons. In addition, under the ElderTrust bylaws, ElderTrust is obligated to, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such persons under circumstances permitted by Maryland law. Under the ElderTrust declaration of trust and bylaws, ElderTrust also may, with the approval of its board of trustees, provide indemnification or payment or reimbursement of expenses to any present or former trustee or officer who served a predecessor of ElderTrust.

     ElderTrust has entered into indemnification agreements with certain of its trustees and executive officers to provide them with indemnification to the full extent permitted by Maryland law and the declaration of trust and bylaws of ElderTrust.

     ElderTrust has obtained an insurance policy to provide liability coverage for its trustees and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling ElderTrust under the foregoing provisions, ElderTrust has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.                       Exhibit Description
-------------  ----------------------------------------------------------
 5.1           Opinion of Hogan & Hartson L.L.P. regarding the legality
                of common shares being registered
 8.1           Opinion of Hogan & Hartson L.L.P. regarding the
                qualification of ElderTrust as a real estate investment trust for federal income tax purposes
23.1           Consent of KPMG LLP
23.2           Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.3           Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
24.1*          Power of attorney (included in signature page)

*  Previously filed.

Item 17. Undertakings

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, such changes in volume and price represent no more than a 20% change in the maximum aggregated offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennett Square, Commonwealth of Pennsylvania on May 22, 2002.

                                   ELDERTRUST

                                   BY: /s/ D. Lee McCreary, Jr.
                                      ---------------------------------
                                      D. Lee McCreary, Jr.
                                      President, Chief Executive
                                      Officer, Chief Financial Officer,
                                      Treasurer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 22nd day of May, 2002.


     Signature                              Title
------------------------    -------------------------------------------

/s/ D. Lee McCreary, Jr.    President, Chief Executive Officer, Chief
------------------------    Financial Officer, Treasurer, Secretary
D. Lee McCreary, Jr.        and Trustee (principal executive, financial
                            and accounting officer)

           *                Chairman of the Board of Trustees
------------------------
Michael R. Walker

           *                 Trustee
------------------------
John G. Foos

           *                 Trustee
------------------------
Rodman W. Moorhead, III

           *                 Trustee
------------------------
Harold L. Zuber, Jr.


* Pursuant to Power of Attorney

BY:  /s/ D. Lee McCreary, Jr.
     -------------------------
     D. Lee McCreary, Jr.
     Attorney-in-Fact

                             EXHIBIT INDEX


Exhibit No.                    Exhibit Description             Page No.
---------------    ---------------------------------------     --------
  5.1              Opinion of Hogan & Hartson L.L.P.
                   regarding the legality of common shares
                   being registered

  8.1              Opinion of Hogan & Hartson L.L.P.
                   regarding the qualification of ElderTrust as a real estate investment trust for federal income tax purposes

 23.1              Consent of KPMG LLP

 23.2              Consent of Hogan & Hartson L.L.P.
                   (included in Exhibit 5.1)

 23.4              Consent of Hogan & Hartson L.L.P.
                   (included in Exhibit 8.1)

 24.1*             Power of attorney (included in
                   signature page)

*  Previously filed.


                                                          Exhibit 5.1


                   [Hogan & Hartson L.L.P. Letterhead]



May 22, 2002


Board of Trustees
ElderTrust
101 East State Street, Suite 100
Kennett Square, PA  19348

Gentlemen:

     We are acting as counsel to ElderTrust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3, as amended (File No. 333-87756) (the "Registration Statement"), filed with the Securities and Exchange Commission relating to resales of up to 130,349 shares of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of which 5,215 Common Shares are issued and outstanding, having been previously issued upon redemption of a corresponding number of units of limited partnership interest ("Units") of ElderTrust Operating
Limited Partnership, a Delaware limited partnership (the "Partnership"), and the remaining 125,134 Common Shares are issuable upon redemption of a corresponding number of Units of the Partnership. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
section 229.601(b)(5), in connection with the Registration Statement.


     For purposes of this opinion letter, we have examined copies of the following documents:

     1.     An executed copy of the Registration Statement.
     2. The Declaration of Trust of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.


ElderTrust
Board of Trustees
May 22, 2002
Page 2

     4. The Amended and Restated Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware on May 20, 2002 and the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     5.     An executed copy of the Second Amended and Restated
            Agreement of Limited Partnership of the Company dated as of January 30, 1998, as amended (the "Partnership Agreement"), as certified by the Secretary of the Company, as the general partner of the Partnership, on the date hereof, as being complete, accurate and in effect.
     6. Resolutions of the Board of Trustees of the Company adopted at a meeting held on April 19 2002, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, authorization of the issuance of the Common Shares and arrangements in connection therewith (the "Board Resolutions").

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that none of the Common Shares have been or will be issued in violation of the ownership limit contained in the Company's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms "Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended" and "Maryland General Corporation Law, as amended" include the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

                                     2

ElderTrust
Board of Trustees
May 22, 2002
Page 3

     Based upon, subject to and limited by the foregoing, we are of the opinion that (A) the 5,215 Common Shares previously issued upon redemption of a corresponding number of Units are validly issued, fully paid and nonassessable and (B) the 125,134 Common Shares issuable upon redemption of a corresponding number of Units, when issued and delivered in a manner consistent with the redemption procedures and terms described in the Partnership Agreement and in accordance with the Board Resolutions, will be validly issued, fully paid and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ HOGAN & HARTSON L.L.P.

                                       HOGAN & HARTSON L.L.P.

                                    3


                                                   Exhibit 8.1

                                   May 22, 2002

ElderTrust
101 East State Street
Suite 100
Kennett Square, PA 19348

Ladies and Gentlemen:

     We have acted as counsel to ElderTrust, a Maryland real estate investment trust (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") and the prospectus included therein (the "Prospectus") filed by the Company with the Securities and Exchange Commission and relating to the registration and potential sale by certain shareholders of the Company, as listed in the Prospectus (the "Selling Shareholders"), of up to 130,349 shares of beneficial interest, par value $.01 per share (the "Shares"), of the Company, as required under the terms of a registration rights agreement between the Company and the Selling Shareholders. In connection with the Registration Statement, we have been asked to provide you with our opinion on certain federal income tax matters. Capitalized terms used in this letter and not otherwise defined herein have the meanings set forth in the Prospectus.

Bases for Opinions

     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history and the administrative rulings and practices of the Internal Revenue Service (the "IRS"), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to changes by the IRS, Congress and the courts (as applicable), that might result in material modifications of our opinions. Such changes may be retroactive in effect. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel represents counsel's best professional judgment as to

ElderTrust
May 22, 2002
Page 2

the outcome on the merits with respect to a particular issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

     In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following:

     (1) the Registration Statement, including the Prospectus, and the documents incorporated by reference therein;
     (2) the Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership ("ET Partnership"), dated as of January 30, 1998, as amended;
     (3) the Declaration of Trust of the Company dated September 23, 1997, and the Bylaws of the Company, each as amended to the date hereof;
     (4) the partnership agreement of each partnership and the operating agreement of each limited liability company in which either the Company or ET Partnership has had or has a direct or indirect interest (collectively, the "Partnership Subsidiaries");
     (5) the articles of incorporation, bylaws and stock ownership records of ET Capital Corp.;
     (6) the articles of incorporation of the wholly-owned corporate subsidiaries of the Company other than ET Capital Corp. (the "QRSs");
     (7) all real estate leases of our healthcare facilities and office properties, pursuant to which ET Partnership leases a healthcare facility or space in an office building to a lessee, the majority of which leases were entered into with Genesis Health Ventures, Inc. or its affiliates (collectively, the "Leases"); and
     (8)  other necessary documents.

     The opinions set forth in this letter also are premised on certain written representations of the Company regarding the organization, ownership and operations (including the income, assets, businesses,

ElderTrust
May 22, 2002
May 3

liabilities and properties) of the Company, ET Partnership, ET Capital Corp, the Partnership Subsidiaries and the QRSs contained in a letter to us dated as of the date hereof (the "Management Representation Letter"). Any variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, those set forth in the Management Representation Letter) may adversely affect the conclusions stated herein.

     We have made such factual and legal inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinions. For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Management Representation Letter (collectively, the "Reviewed Documents"). We consequently have relied upon representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinions. We are not aware, however, of any material facts or circumstances inconsistent with the representations we have relied upon as described herein or other assumptions set forth herein.

     Moreover, we have assumed that, insofar as relevant to the opinions set forth herein:

     (i) the Company, the Operating Partnership, ET Capital Corp., the QRSs, and the Partnership Subsidiaries have been at all times since January 30, 1998 and will be operated in the manner described in the relevant partnership agreement, limited liability company operating agreement, declaration of trust, articles (or certificate) of incorporation or other organizational documents and in the Registration Statement and the Management Representation Letter;

     (ii) as represented by the Company, there are no agreements or understandings between the Company or ET Partnership, on the one hand, and Mr. D. Lee McCreary, who owns 100% of the voting stock of ET Capital Corp., or ET Capital Corp. itself, on the other hand, that are inconsistent with Mr. McCreary's being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of ET Capital Corp., and there were no such agreements or understandings during the period that Mr. Edward B. Romanov, Jr. owned any voting stock of ET Capital Corp.;

     (iii) the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland, ET Partnership is a duly organized and validly existing limited partnership under the laws of the State of Delaware, ET Capital Corp. is a validly

ElderTrust
May 22, 2002
Page 4

organized and duly incorporated corporation under the laws of the State of Delaware, and each of the Partnership Subsidiaries and QRSs is a duly organized and validly existing partnership, limited liability company or corporation, as the case may be, under the applicable laws of the state in which it was purported to be organized;

     (iv) that (A) all of the representations and statements set forth in the Reviewed Documents, are true and correct and will continue to be true and correct, (B) any representation or statement made as a belief or made "to the knowledge of" or similarly qualified is correct and accurate and will continue to be correct and accurate without such qualification, (C) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and (D) all of the obligations imposed by the Reviewed Documents on the parties thereto, including, without limitation, obligations under the Declaration of Trust, have been and will continue to be performed or satisfied in accordance with their terms;

     (v) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and

     (vi) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us.

Opinions

     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

     1. The Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, effective for each of its taxable years ended December 31, 1998 through and including December 31, 2001, and the Company's current organization and current and proposed method of operation, as described in the Management Representation Letter and the Registration Statement, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for taxable year 2002 and thereafter.

ElderTrust
May 22, 2002
Page 5


     2. The discussion under the caption "Material Federal Income Tax Considerations" in Exhibit 99.1 to the Company's Form 8-K dated May 22, 2002 that is incorporated by reference into the Prospectus accurately describes, in all material respects, the federal income tax considerations anticipated to be material to a purchaser of the Shares.


     The Company's ability to qualify as a REIT depends in particular upon whether each of the Leases is respected as a lease for federal income tax purposes. If one or more Leases are not respected as leases for federal income tax purposes, the Company may fail to qualify as a REIT. The determination of whether the Leases are leases for federal income tax purposes is highly dependent on specific facts and circumstances. In addition, for the rents payable under a Lease to qualify as "rents from real property" under the Code, the rental provisions of the Leases and the other terms thereof must conform with normal business practice and not be used as a means to base the rent paid on the income or profits of the lessees. In delivering the opinions set forth above that the Company's organization and method of operation (as described in the Management Representation Letter and the Registration Statement) have enabled the Company to meet the requirements for qualification and taxation as a REIT effective for each of its taxable years ended December 31, 1998 through and including December
31, 2001, and that the Company's current organization and current and proposed method of operation will enable the Company to meet such requirements for the current taxable year and subsequent taxable years, we expressly rely upon, among other things, the Company's representations as to various factual matters with respect to the Leases, including representations as to the commercial reasonableness of the economic and other terms of the Leases at the time the Leases were originally entered into (and taking into account for this purpose changes to the economic and other terms of the Leases pursuant to any subsequent amendments), the intent and economic expectations of the parties to the Leases, the allocation of various economic risks between the parties to the Leases, taking into account all surrounding facts and circumstances, the conformity of the rental provisions and other terms of the Leases with normal business practice, the conduct of the parties to the Leases, and the conclusion that such terms are not being, and will not be, used as a means to base the rent paid on the income or profits of the lessees. We express no opinion as to any of the economic terms of the Leases, the commercial reasonableness thereof, or whether the actual economic relationships created thereby are such that the Leases will be respected for federal income tax purposes or whether the rental and other terms of the Leases conform with normal business practice (and are not being used as a means to base the rent paid on the income or profits of the lessees under the Leases).

ElderTrust
May 22, 2002
Page 6

     The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, which are described in the Company's Form 8-K dated May 22, 2002 that is incorporated by reference into the Prospectus. We have relied upon representations of the Company and ET Partnership with respect to these matters and will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

     For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues under the caption "Material Federal Income Tax Considerations" in
Exhibit 99.1 to the Company's Form 8-K dated May 22, 2002 that is incorporated by reference into the Prospectus.

     This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of the name of the firm therein. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ HOGAN & HARTSON L.L.P.

                                        HOGAN & HARTSON L.L.P.



                                                       Exhibit 23.1




Independent Auditors' Consent

The Board of Trustees
ElderTrust:

We consent to the incorporation by reference in amendment No. 1 to the registration statement (No. 333-87756) on Form S-3 of ElderTrust of our reports dated January 16, 2002, with respect to the consolidated balance sheets of ElderTrust as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedules, and with respect to the balance sheets of ET Sub-Meridian Limited Partnership, L.L.P. as of December 31, 2001 and 2000, and the related statements of operations, partners' capital(deficit), and cash flows for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule which reports appear in the December 31, 2001, annual report on Form 10-K of ElderTrust and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

McLean, VA
May 22, 2002